UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2012

METROPOLITAN HEALTH NETWORKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-32361	65-0635748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510

      Boca Raton, Florida 33431

(Address of principal executive office)

Registrant’s telephone number, including area code: (561) 805-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As described in Metropolitan Health Networks Inc.’s (“Metropolitan”) Definitive Proxy Statement dated November 26, 2012 (the “Proxy Statement”), since November 8, 2012, a total of seven putative class action complaints challenging the merger described in the Proxy Statement have been filed in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida (the “Court”) by plaintiffs seeking to represent a class of Metropolitan shareholders. All the cases have been consolidated into one action (the “Consolidated Action”) and the Court appointed co-lead plaintiffs (the “Co-Lead Plaintiffs”). The complaint in each of these suits names Metropolitan, the members of the Metropolitan Board, Humana Inc. (“Humana”) and Miner Acquisition Subsidiary, Inc., a wholly-owned subsidiary of Humana (“Merger Subsidiary”), as defendants (collectively, the “Defendants”). The complaints allege that the merger consideration is inadequate and the product of conflicts of interest, that the Metropolitan Board breached their fiduciary obligations to Metropolitan’s shareholders in approving the merger agreement, and assert that the other defendants aided and abetted the breach of those duties. In addition, the complaints allege that the disclosures in the Proxy Statement were inadequate. The complaints seek various forms of relief, including injunctive relief that would, if granted, prevent the completion of the merger, rescission if the merger is consummated, unspecified compensatory damages and attorneys’ fees and expenses.

On December 9, 2012, the Defendants entered into a memorandum of understanding (the “MOU”) with the Co-Lead Plaintiffs regarding the settlement of the Consolidated Action. In connection with the settlement, Metropolitan agreed to make certain additional disclosures to its shareholders, which are contained in this Form 8-K. The MOU contemplates that an appropriate Stipulation of Settlement and such other documentation (the “Stipulation of Settlement”) as may be required in order to obtain final court approval of the settlement and the dismissal of the Consolidated Action be executed by the Defendants and the Co-Lead Plaintiffs. The MOU and the Stipulation of Settlement are subject to consummation of the merger and Court approval following notice to Metropolitan’s shareholders. In the event that the parties enter into the Stipulation of Settlement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the Court, will resolve all of the claims that were or could have been brought in the actions being settled, including all claims relating to the merger transaction, the merger agreement, and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties to the MOU contemplate that the Co-Lead Plaintiffs’ counsel will petition the Court for an award of attorneys’ fees and expenses to be paid by Metropolitan. There can be no assurance that the parties to the MOU will enter into the Stipulation of Settlement or that the Court will approve the settlement even if the parties to the MOU were to enter into the Stipulation of Settlement. In such event, the proposed settlement as contemplated by the MOU may be terminated.

The closing of the merger is not contingent upon approval of the settlement.

The provisions contained in the MOU shall not be deemed a presumption, concession or admission by any party to the MOU of any fault, liability, wrongdoing, or any infirmity or weakness of any claim or defense, as to any facts or claims that have been or might be alleged or asserted in the Consolidated Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Consolidated Action, or in any other action or proceeding, whether civil, criminal or administrative, for any purpose other than as provided expressly herein.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

In connection with the settlement of the Consolidated Action as described in this Form 8-K, Metropolitan has agreed to supplement the disclosure in its Proxy Statement with the disclosures below. This supplemental information should be read in conjunction with the Proxy Statement, which Metropolitan urges investors to read in its entirety.

Supplemental Disclosure Regarding the Background of the Merger

On page 32 of the Proxy Statement, the fourth paragraph is supplemented to include the underlined language below:

At the October 10, 2012 meeting, the Metropolitan Board reviewed and considered a report from Barclays, MJTA and senior management updating the analyses previously provided to the Metropolitan Board at the July 13, 2012 Board meeting. The Metropolitan Board also reviewed management’s presentation of projected financial performance for the next five years. See “The Merger — Projected Financial Information”. The Metropolitan Board further reviewed an updated analysis of potential strategic and financial purchaser candidates, including the advantages and disadvantages of engaging in transaction discussions and negotiations with such candidates, and reviewed certain precedent transactions in the healthcare industry announced over the last few years. The Metropolitan Board also reviewed an updated presentation from Greenberg Traurig regarding the Metropolitan Board’s fiduciary duties in general and in the context of a change of control transaction under Florida law. At this meeting, the Metropolitan Board also reviewed with Barclays, MJTA and Greenberg Traurig the advantages and disadvantages of entering into an exclusivity agreement with Humana. The Metropolitan Board considered the disruption, distraction and professional advisory costs incurred in connection with the exploratory transaction processes previously conducted by Metropolitan with numerous potential transaction candidates, the fact that, other than Humana’s most recent proposal, no firm offers were received from any other transaction candidate and each proposal that was received had a price range that, in the Metropolitan Board’s view, was significantly lower than the intrinsic value of Metropolitan. On October 10, 2012, the Board of Directors of Metropolitan authorized management to enter into formal engagement agreements with each of Barclays and MJTA, in the form presented to the Board of Directors, to serve as financial advisors to Metropolitan in connection with the proposed acquisition of Metropolitan by Humana. That same day, Metropolitan entered into an engagement agreement with each of Barclays and MJTA.

Supplemental Disclosure Regarding the Opinion of Metropolitan’s Financial Advisor

On page 46 of the Proxy Statement, the “Selected Comparable Company Analysis” is supplemented by revising footnote (1) of the first table included thereunder in its entirety as follows:

(1) The multiples for the Diversified Companies represent the average of the multiples for each of the Diversified Companies and were calculated from publicly available financial data (including IBES) as follows:

	UnitedHealth Group Incorporated	WellPoint Inc.	Aetna Inc.	Health Net, Inc.	Cigna Corp	Triple-S Management Corporation

Estimated 2012 P/E Multiples	10.8x	8.1x	9.2x	NM	9.5x	9.6x

Estimated 2013 P/E Multiples	10.2x	7.4x	8.6x	11.7x	8.7x	8.5x

Enterprise Value/Estimated 2012 Adjusted EBITDA	7.2x	6.5x	6.8x	NM	6.9x	4.8x

Enterprise Value/Estimated 2013 Adjusted EBITDA	6.7x	6.6x	6.4x	6.9x	6.4x	4.0x

On page 47 of the Proxy Statement, the first paragraph under the heading “Selected Precedent Transaction Analysis” is replaced in its entirety as follows (supplemental disclosure underlined):

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Metropolitan with respect to the size, mix, margins and other characteristics of their businesses. In connection with such review, Barclays identified all public business combination transactions between a provider service network and a management services organization that have been consummated following the implementation of the Patient Protection and Affordable Care Act, which became law on March 23, 2010 as amended by the Health Care and Education Reconciliation Act of 2010, which became law on March 30, 2010. Barclays reviewed the following transactions:

On page 48 of the Proxy Statement, the “Discounted Cash Flow Analysis” is supplemented by replacing the second paragraph on page 48 in its entirety as follows (supplemental disclosure underlined and deleted text stricken through):

To calculate the estimated enterprise value of Metropolitan using the discounted cash flow method, Barclays added (i) Metropolitan’s projected after-tax unlevered free cash flows for fiscal years 2013 through 2017 based on management projections to (ii) the “terminal value” of Metropolitan as of 2018, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and tax, adding back depreciation and amortization, stock-based compensation, subtracting capital expenditures, changes in working capital and changes in deferred tax liability. The residual value of Metropolitan at the end of the forecast period, or “terminal value”, was estimated by applying a range of next 12-months’, or NTM, multiples for Metropolitan of 5.5x to 6.5x to Metropolitan’s projected Adjusted EBITDA for 2018 of $165 million, (which assumes constant revenue growth and margins compared to 2017). Barclays selected the 5.5x to 6.5x NTM multiple range based on, among other things, its perspectives on NTM multiples for comparable companies and a review of the ratio of Metropolitan’s enterprise value to NTM Adjusted EBITDA over a six-month period ended November 1, 2012. The range of after-tax discount rates of 10.5% to 12.0% was selected based on an analysis of the weighted average cost of capital of Metropolitan and comparable companies, taking into consideration their unlevered betas, derived from published levered Barra betas, the cost of debt of companies with debt ratings similar to Metropolitan, as well as a range of assumed capital structures for Metropolitan. These ranges of discount rates and NTM multiples implied a range of perpetuity growth rates for Metropolitan of 0.7% to 3.5%. Barclays then calculated a range of implied prices per share of Metropolitan by subtracting estimated net debt from the estimated enterprise value using the end of period convention discounted cash flow method and dividing such amount by the fully diluted number of shares of Metropolitan’s common stock. In addition, Barclays also estimated Metropolitan’s estimated enterprise value using the discounted cash flow method by assuming implementation of a 2% tax on all risk premiums of managed care companies starting in 2014 and assuming that managed care companies pass through 1% to Metropolitan, referred to as the “Premium Tax”, with no offset for the medical expense ratio (calculated as the total medical expense divided by revenue, and which is referred to as “MER”) and adjusted Metropolitan’s projected after-tax unlevered free cash flows for the fiscal years 2014 through 2017 by such effect. ~~The residual value of Metropolitan at the end of the forecast period, or “terminal value”, was estimated by applying a range of next 12-months’ multiples for Metropolitan of 5.5x to 6.5x to Metropolitan’s projected Adjusted EBITDA for 2018. The range of after-tax discount rates of 10.5% to 12.0% was selected based on an analysis of the weighted average cost of capital of Metropolitan and comparable companies. Barclays then calculated a range of implied prices per share of Metropolitan by subtracting estimated net debt from the estimated enterprise value using the discounted cash flow method and dividing such amount by the fully diluted number of shares of Metropolitan’s common stock.~~

The following summarizes the result of these calculations:

Implied Equity Value Per Share of Metropolitan’s Common Stock
Discounted Cash Flow (without Premium Tax)	$10.79 – $13.78
Discounted Cash Flow (with Premium Tax)	$9.66 – $12.43

On pages 48-49 of the Proxy Statement, the second paragraph under the heading “Opinion of Metropolitan’s Financial Advisor — General” is replaced in its entirety as follows (supplemental disclosure underlined and deleted text stricken through):

Barclays is acting as financial advisor to Metropolitan in connection with the merger. As compensation for its services in connection with the merger, Barclays will receive fees for its services of approximately $8.45 million, of which $2.25 million became due and payable upon delivery of its opinion on November 3, 2012, and the remainder of which is contingent upon the consummation of the proposed transaction. In addition, Metropolitan has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses incurred in connection with the proposed transaction and to indemnify Barclays for certain liabilities that may arise out of its engagement by Metropolitan and the rendering of Barclays’ opinion. ~~Barclays has performed various investment banking and financial services for Metropolitan and Human in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services.~~ Except as set forth above, during the two year period ended November 26, 2012, Barclays has not been engaged by Metropolitan or its affiliates for which the Investment Banking Division of Barclays received compensation. Barclays has informed

Metropolitan that, during the two year period ended November 26, 2012, Barclays has not been engaged by Humana or its affiliates for which the Investment Banking Division of Barclays received compensation. Specifically, an affiliate of Barclays currently serves, and has served since prior to October 10, 2012, as a lender under Humana’s $1 billion five-year revolving credit facility that expires on November 21, 2016.

On pages 48-49 of the Proxy Statement, the disclosure under the heading “Opinion of Metropolitan’s Financial Advisor — General” is supplemented by adding the following two paragraphs at the end of that section:

MJTA is also acting as a financial advisor to the Metropolitan Board in connection with the merger. As compensation for its services in connection with the merger, MJTA will receive fees for its services of approximately $3.35 million upon the consummation of the proposed transaction. In addition, Metropolitan has agreed to reimburse MJTA for its reasonable out-of-pocket expenses incurred in connection with the proposed transaction and to indemnify MJTA for certain liabilities that may arise out of its engagement. In the event that Metropolitan and Humana do not consummate the merger but Metropolitan pays compensation to Humana in the form of break-up fees or termination fees, Metropolitan agreed to pay to MJTA a fee equal to the lesser of (i) 5.7% of the net termination fee and (ii) the amount that would otherwise have been payable by Metropolitan to MJTA if the merger had been consummated in accordance with its terms.

In the ordinary course of its business, MJTA may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions in equity and other securities and financial instruments (including loans and other obligations) of, or investments in, Metropolitan and Humana. In connection with Metropolitan’s review and analysis of the Continucare merger, Metropolitan engaged MJTA to advise Metropolitan and to furnish a written opinion as to the fairness, from a financial point of view, to Metropolitan of the consideration to be paid by Metropolitan in the merger. As compensation for its services in connection with the Continucare merger, Metropolitan paid MJTA $5.4 million and reimbursed MJTA for its reasonable out-of-pocket expenses incurred in connection with its engagement, including certain fees and disbursements of its legal counsel, and agreed to indemnify MJTA against certain liabilities relating to or arising out of its engagement, including liabilities under the securities laws. Since 2006, MJTA acted as financial advisor to the Metropolitan Board and, in connection therewith, received fees of approximately $800,000 in the aggregate for its services (exclusive of fees received in connection with the Continucare transaction). Such services included identifying suitable acquisition candidates, advising on, and delivering a fairness opinion in connection with, the sale of a Metropolitan subsidiary and assisting in capital planning. Metropolitan has also retained MJTA to assist with the sale process of Metropolitan’s sleep diagnostic business but no compensation has been due or payable to MJTA for such services to date. Except as set forth above, there are no existing material relationships involving the payment or receipt of compensation between MJTA and Metropolitan, Humana or their respective affiliates during the period ended November 26, 2012.

Additional Information and Where to Find It

In connection with the pending transaction with Humana, on November 26, 2012, Metropolitan filed the Proxy Statement with the SEC and commenced the mailing of the Proxy

Statement to Metropolitan’s shareholders of record as of the record date of November 16, 2012. METROPOLITAN URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT REGARDING THE PENDING TRANSACTION IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement and other related documents filed by Metropolitan with the SEC at the SEC’s website at www.sec.gov. The proxy statement and the other documents filed by Metropolitan with the SEC may also be obtained for free by accessing Metropolitan’s website at www.metropolitanhealthnetworks.com and clicking on the “Investors” link then clicking on the link for “SEC Filings”.

Participants in the Solicitation

Metropolitan and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Metropolitan in favor of the pending transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the pending transaction is set forth in the Proxy Statement filed by Metropolitan with the SEC on November 26, 2012. You can find information about Metropolitan’s executive officers and directors in its definitive proxy statement filed with the SEC on May 3, 2012. You can obtain free copies of these documents by directing a request to Metropolitan, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431 Attention: Al Palombo.

Safe Harbor Statement

Except for historical matters contained herein, statements made in this document (including the exhibits hereto) are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include references to Metropolitan’s announced transaction with Humana and Merger Subsidiary as well as statements about Metropolitan’s and Humana’s plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law. Accordingly, you should not place any undue reliance on any of the forward-looking statements in this document and you should consider all of such information in light of the various risks identified in this document and in the reports filed by Metropolitan with the SEC, as well as other information that Metropolitan will provide with respect to the pending Merger.

Metropolitan investors and others are cautioned that (i) Metropolitan and Humana may not be able to complete the proposed transaction on the terms contained in the merger agreement, or at all, due to a number of factors, including but not limited to as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and Metropolitan will incur significant fees and expenses regardless of whether the merger is consummated; (ii) if the merger is not consummated under certain specified circumstances, Metropolitan may be required to pay Humana a termination fee plus reimbursement for fees and expenses, (iii) the consummation of the merger is subject to satisfaction of the closing conditions to the proposed merger, including approval of the pending transaction by the shareholders of Metropolitan and (iv) the Defendants and the Co-Lead Plaintiffs may not ultimately enter into the Stipulation of Settlement or the Court may not approve the settlement even if the parties were to enter into such stipulation, and in either such case, the proposed settlement as contemplated by the MOU may be terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

Date: December 10, 2012	By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel

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